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                                                     EXHIBIT 23.2


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and 2000 Stock Option Plan of Sabre Holdings Corporation of our report dated March 16, 2000, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Dallas, Texas
July 5, 2000